As filed with the Securities and                     Registration No. 333-
Exchange Commission on March 30, 2000                                 ---------

                                   FORM S-8
               Registration Statement under the Securites Act of 1933

                       DOBSON COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

           OKLAHOMA                                 73-1513309
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)

                        13439 North Broadway Extension
                                   Suite 200
                         Oklahoma City, Oklahoma 73114
                   (Address of Principal Executive Office)

                       DOBSON COMMUNICATIONS CORPORATION
                           2000 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                              Bruce R. Knooihuizen
                           Executive Vice President
                          and Chief Financial Officer
                       Dobson Communications Corporation
                         13439 North Broadway Extension
                                   Suite 200
                         Oklahoma City, Oklahoma 73114
                                 (405) 529-8500
           (Name, address and telephone number of agent for service)

                         ------------------------------

                        Calculation of Registration Fee

-------------------------------------------------------------------------------------------------
                                            Proposed       Proposed maximum
   Title of securities   Amount to be   maximum offering       aggregate           Amount of
    to be registered      registered    price per share(1)  offering price(1)  registration fee(1)
-------------------------------------------------------------------------------------------------
Class A Common Stock..     4,000,000         $19.8125        $79,250,000           $20,922
                            shares
-------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and (h), based upon the average of the high and low sales prices of the shares of Class A Common Stock, as reported on the Nasdaq National Market on March 23, 2000.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.      Plan Information.(1)

Item 2.      Registrant Information and Employee Plan Annual Information.(1)

_____________

(1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and has been or will be sent or given to participants in the Plans as specified in Rule 428(b)(1).

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

             The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

             (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

             (b) The registrant's current reports on Form 8-K filed March 9, 2000, January 27, 2000 and January 14, 2000.

             (c) The description of the Class A Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 28, 2000.

             In addition, all documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.      Description of Securities.

             Not applicable

Item 5.      Interests of Named Experts and Counsel.

             Not applicable.

Item 6.      Indemnification of Directors and Officers.

             As permitted by the Oklahoma General Corporation Act under which the registrant is incorporated, the registrant's Amended and Restated Certificate of Incorporation provides for indemnification of each of the registrant's officers and directors against (a) expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding brought by reason of his being or having been a director, officer, employee or agent of the registrant, or of any other corporation, partnership, joint venture, or other enterprise at the request of the registrant, other than an action by or in the right of the registrant, provided that he acted in good faith and in a manner he reasonably believed to be in the best interest of the registrant, and with respect to any criminal action, he had no reasonable cause to believe that his conduct was unlawful and (b) expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the registrant brought by reason of his being or having been a director, officer, employee or agent of the registrant, or any other corporation, partnership, joint venture, or other enterprise at the request of the registrant, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the registrant; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the registrant, unless and only to the extent that the court in which such action or suit was decided has determined that the person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. The registrant's bylaws provide for similar indemnification. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933, as amended.

        The registrant has entered into indemnity agreements with each of its directors and executive officers. Under each indemnity agreement, the registrant will pay on behalf of the directors and executive officers and their executors, administrators and heirs, any amount which they are or become legally obligated to pay because of:

  - any claim threatened or made against them by any person because of any act, omission, neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, which they commit or suffer while acting in their capacity as the registrant's director or officer, or the director or officer of its affiliates; or

  - being a party, or being threatened to be made a party, to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that they are or were the registrant's, or are or were its affiliate's, director, officer, employee or agent, or are or were serving at the registrant's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        The registrant's indemnity obligations may include payments for damages, charges, judgments, fines, penalties, settlements and court costs, costs of investigation and costs of defense of legal, equitable or criminal actions, claims or proceedings and appeals therefrom, and costs of attachment, supersedeas, bail, surety or other bonds.

        The registrant's directors and officers are also insured against claims arising out of the performance of their duties in such capacities.

Item 7.      Exemption from Registration Claimed.

             Not applicable.

Item 8.      Exhibits.

             4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant's Form 8-K filed with the Commission on March 9, 2000).

             4.2  Amended and Restated Bylaws (incorporated by reference to
                  Exhibit 3.2 to registrant's Form 8-K filed with the Commission on March 9, 2000).

             4.3 Dobson Communications Corporation 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 registrant's Form 8-K filed with the Commission on March 9, 2000).

             5.1  Opinion of McAfee & Taft A Professional Corporation.

            23.1 Consent of McAfee & Taft A Professional Corporation (contained in Exhibit 5.1 hereto).

            23.2  Consent of Arthur Andersen LLP.

            23.3  Consent of Ernst & Young LLP.

Item 9.     Undertakings.

            The undersigned registrant hereby undertakes:

            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement
                    (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 30th day of March, 2000.

                                  DOBSON COMMUNICATIONS CORPORATION

                                  By: /s/ EVERETT R. DOBSON
                                     -----------------------------------------
                                          Everett R. Dobson
                                          CHAIRMAN OF THE BOARD AND CHIEF
                                          EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of March, 2000.

                        NAME                        TITLE
                        ----                        -----

     /s/ EVERETT R. DOBSON
--------------------------------  Chairman of the Board, Chief Executive Officer
        Everett R. Dobson           and Director (Principal Executive Officer)

     /s/ STEPHEN T. DOBSON
--------------------------------  Secretary and Director
        Stephen T. Dobson

    /s/ BRUCE R. KNOOIHUIZEN
--------------------------------  Vice President and Chief Financial Officer
      Bruce R. Knooihuizen          (Principal Financial Officer)

       /s/ TRENT LEFORCE
--------------------------------  Corporate Controller (Principal Accounting
          Trent LeForce             Officer)

     /s/ RUSSELL L. DOBSON
--------------------------------  Director
        Russell L. Dobson


--------------------------------  Director
        Justin L. Jaschke

   /s/ ALBERT H. PHARIS, JR.
--------------------------------  Director
      Albert H. Pharis, Jr.

      /s/ DANA L. SCHMALTZ
--------------------------------  Director
        Dana L. Schmaltz

                             INDEX TO EXHIBITS

             4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant's Form 8-K filed with the Commission on March 9, 2000).

             4.2  Amended and Restated Bylaws (incorporated by reference to
                  Exhibit 3.2 to registrant's Form 8-K filed with the Commission on March 9, 2000).

             5.1  Opinion of McAfee & Taft A Professional Corporation.

            23.1 Consent of McAfee & Taft A Professional Corporation (contained in Exhibit 5.1 hereto).

            23.2  Consent of Arthur Andersen LLP.

            23.3  Consent of Ernst & Young LLP.